UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 15, 2019

AMKOR TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2045 EAST INNOVATION CIRCLE

TEMPE, AZ 85284

(Address of Principal Executive Offices, including Zip Code)

(480) 821-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 13, 2019, Amkor Technology, Inc., a Delaware corporation (the “Company”), agreed to issue to Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the “Initial Purchasers”) $525,000,000 aggregate principal amount of its 6.625% Senior Notes due 2027 (the “2027 Notes”).

On March 15, 2019, the Company issued $525,000,000 aggregate principal amount of the 2027 Notes, pursuant to an Indenture (the “Indenture”) between the Company and U.S. Bank National Association, as trustee, relating to the issuance of the 2027 Notes.

U.S. Bank National Association, the trustee under the Indenture, also serves as trustee under the indenture governing the Company’s 6.375% Senior Notes due 2022 (the “2022 Notes”).

The terms and conditions of the Indenture and the 2027 Notes described in Item 2.03 hereof are incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 2.03.

On March 15, 2019, the Company entered into the Indenture relating to the issuance by the Company of $525,000,000 aggregate principal amount of the 2027 Notes. The material terms and conditions of the Indenture and the 2027 Notes are as follows:

Maturity. The 2027 Notes mature on September 15, 2027, subject to earlier redemption or repurchase.

Interest. The 2027 Notes accrue interest at a rate of 6.625% per year. Interest on the 2027 Notes is paid semi-annually in arrears on March 15 and September 15, beginning on September 15, 2019.

Ranking. The 2027 Notes are the unsecured senior obligations of the Company.

Guarantees. Each of the Company’s domestic subsidiaries that is a significant subsidiary will be required to guarantee the 2027 Notes.

None of the Company’s domestic subsidiaries is currently a significant subsidiary, and as such, the 2027 Notes initially will not be guaranteed.

Optional Redemption. The Company may redeem some or all of the 2027 Notes at any time prior to March 15, 2022, at a price equal to the sum of (a) 100% of the principal amount of the 2027 Notes being redeemed, (b) accrued and unpaid interest to, but excluding, the redemption date, and (c) a “make-whole” premium. The Company may redeem some or all of the 2027 Notes on or after March 15, 2022 at descending prices, starting at 104.969% of the principal amount of the 2027 Notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. In addition, at any time prior to March 15, 2022, the Company may redeem up to 40% of the 2027 Notes with the proceeds of certain equity offerings at 106.625% of the principal amount of the 2027 Notes plus accrued and unpaid interest to, but excluding, the redemption date.

Change of Control. Upon a change in control (as defined in the Indenture), the Company will be required to make an offer to repurchase the 2027 Notes at a price equal to 101% of the principal amount of 2027 Notes outstanding plus accrued and unpaid interest to, but excluding, the date of repurchase.

Covenants. The Indenture contains covenants limiting, among other things, the Company’s ability and the ability of the Company’s restricted subsidiaries to:

•	incur additional indebtedness;

•	pay dividends, repurchase stock, prepay subordinated debt and make investments and other restricted payments;

•	create restrictions on the ability of our subsidiaries to pay dividends or make other payments;

•	engage in sale and leaseback transactions;

•	create liens;

•	enter into certain transactions with affiliates; and

•	sell assets or merge with or into other companies.

These covenants are subject to a number of important exceptions and qualifications.

Events of Default. The following constitute events of default under the Indenture that could, subject to certain conditions, cause the unpaid principal on the 2027 Notes to become due and payable:

(a) the Company’s failure to pay when due an installment of interest on the 2027 Notes that continues for thirty (30) days or more;

(b) the Company’s failure to pay when due the principal, or premium, if any, on the 2027 Notes;

(c) the Company’s or any of its subsidiaries’ failure to make any payment required to be made under the Indenture pursuant to a change of control or an asset sale;

(d) the Company’s or any of its subsidiaries’ failure to perform or observe any other covenant, representation, warranty or other agreements contained in the 2027 Notes or the Indenture for a period of sixty (60) days after notice of default is given;

(e) the Company’s or any of its subsidiaries’ default under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for borrowed money, or the guarantee thereof, in an aggregate principal amount of at least $50,000,000, if such default is caused by a failure to pay principal at maturity thereof or results in the acceleration of such indebtedness prior to maturity;

(f) the Company or any of its significant subsidiaries, or any group of subsidiaries that, taken together, would constitute a significant subsidiary, fail to pay final judgments in excess of $50,000,000 in the aggregate, and such judgments are not paid, discharged or stayed for sixty (60) days or more; and

(g) certain events of bankruptcy or insolvency of the Company or any of its significant subsidiaries, or any group of subsidiaries that, taken together, would constitute a significant subsidiary.

The descriptions of the Indenture and the 2027 Notes do not purport to be complete and are qualified in their entirety by reference to the Indenture and the related form of note, which are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events.

The Company today announced that it has issued a notice for the redemption of all $525,000,000 aggregate principal amount of its outstanding 2022 Notes, with the redemption to be effective on April 15, 2019. As provided in the indenture governing the 2022 Notes, the redemption price will be 101.594% of the principal amount of the 2022 Notes, or $1,015.94 per $1,000 principal amount thereof, paid in cash. In addition, the Company will pay accrued and unpaid interest on the 2022 Notes to, but excluding, the redemption date, in accordance with the terms of the indenture. The Company plans to fund the redemption of the 2022 Notes with the proceeds from its issuance of the 2027 Notes, together with cash on hand.

On March 15, 2019, the Company issued a press release announcing the closing of its offering of the 2027 Notes and the notice of redemption of the 2022 Notes. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

4.1	Indenture, dated March 15, 2019, by and between Amkor Technology, Inc. and U.S. Bank National Association, as trustee.

4.2	Form of Note for Amkor Technology, Inc.’s 6.625% Senior Notes due 2027 (incorporated by reference to Exhibit 4.1 hereof).

99.1	Press release, dated March 15, 2019, announcing closing of the offering of Amkor Technology, Inc.’s 6.625% Senior Notes due 2027 and notice of redemption of its 6.375% Senior Notes due 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2019	Amkor Technology, Inc.

/s/ Gil C. Tily
Gil C. Tily
Executive Vice President, Chief Administrative Officer and General Counsel